EXHIBIT 99.1

FreightCar America, Inc. Announces Final Repositioning Steps

Acquires partner’s 50% interest in the Castaños, Mexico joint venture

Announces recapitalization plan to bolster balance sheet, expand Castaños, Mexico manufacturing operation, and support future growth

CHICAGO, Oct. 19, 2020 (GLOBE NEWSWIRE) -- FreightCar America, Inc. (NASDAQ: RAIL) (“FreightCar America” or the “Company”) announced the final strategic steps to reposition its business for long-term growth.

Highlights:

  Completed transaction and now owns 100% of its new Castaños, Mexico manufacturing operation (“Castaños”), where all future railcar manufacturing is expected to be based by February 2021
  Enters into new $40 million secured term loan agreement with a global investment management firm (“Lender”), with funding subject to the satisfaction of certain conditions, to strengthen balance sheet and drive its growth strategy
  Will welcome two new members to its board of directors including Jesus Gil, General Manager of the Castaños joint venture and an owner of Fabricaciones y Servicios de Mexico SA. de C.V. (“Fasemex”), who will also become the Company’s new Vice President of Operations, and a future representative from the Lender following the closing of the new capital plan
  Announces plan to host a virtual special meeting of stockholders necessary to complete the term loan funding by late November
  Will host a special call to review its go forward strategy at 8:30 a.m. (Eastern Daylight Time) tomorrow, October 20, 2020

“Today is an exciting day and new beginning for FreightCar America as we announce the last steps in our plan to reposition the business for long-term growth,” said Jim Meyer, President and Chief Executive Officer. “We exit a prolonged period when our business was hampered by high costs, sustained losses and a generally challenged competitive position. We now enter a new chapter, where our business will be supported by a single new production facility designed specific to our needs, a highly experienced and cost competitive workforce, and a significantly enhanced competitive profile that includes a $25 million reduction in annual fixed costs achieved through the closures of our two facilities in Cherokee, Alabama (“Shoals”) and Roanoke, Virginia.”

Meyer added, “To support this new competitive positioning, we are announcing two critical transactions.   The first involved the completion of the previously announced plan to acquire the remaining portion of the Castaños joint venture and I’m happy to report that Fasemex and the Gil Family have sold us their 50% ownership in exchange for roughly 2.26 million shares of our common stock. Given their successful history in the industry, we are excited to welcome the Gils to our team, to our board and as stockholders of our company. Next, we need to bolster our balance sheet and build capital to support the next phase of our expansion plans at the Castaños facility. Thus, we are announcing a new $40 million secured term loan with a well-respected global investment management firm. As a part of this transaction, our new term loan lender will receive, subject to our stockholders’ approval, a warrant to purchase up to 23% of the Company’s outstanding common stock, after giving effect to such issuance, at a nominal price. Additionally, one of their representatives will join our board following stockholder approval of the warrant.”

Meyer concluded, “We have announced a series of aggressive and proactive actions over the last few weeks to significantly change the competitive position of FreightCar America and emerge from the industry downturn and COVID-pandemic as a truly unique player in the railcar industry. While we had made significant progress in improving our business profile over the last few years, our financial and competitive path forward was uncertain. Today’s announcements mark the successful completion of many months of hard work and planning by our team, and most importantly, the repositioning of the business to thrive in the future. Our goal remains to become the lowest cost, highest quality producer of railcars in our industry. We will be resoundingly more competitive in 2021 and beyond, and we will be in one of the best positions that we’ve ever been in to grow and add value for all of our stakeholders following the completion of these last steps. I look forward to working with our stockholders to finalize this repositioning work, which will shift our investment thesis and long-term opportunity moving forward.”

Castaños, Mexico Joint Venture Interest Acquisition Completed

On October 16, 2020, FreightCar America acquired Fasemex’s 50% ownership in the Castaños, Mexico joint venture in exchange for 2,257,234 shares of FreightCar America’s common stock. FreightCar America now owns 100% of its new Castaños, Mexico operation, where all of FreightCar America’s railcar manufacturing is expected to be based by February 2021. FreightCar America and the Gil Family have previously invested over $35 million in Castaños, which is the newest purpose-built railcar manufacturing facility in North America. The plant currently has two production lines and additional lines will be added as industry demand ramps up.

The Company continues to forecast a $25 million reduction in fixed costs as a result of reduced rent and other fixed overhead that it expects to achieve at Castaños compared to its manufacturing footprint at the start of this year.   In addition, the Company expects to have an improved labor and variable cost position with this facility. Lastly, FreightCar America has already hired a highly skilled, competitive workforce with substantial industry expertise at the plant.

Jesus Gil, general manager of the new Castaños railcar manufacturing operation and an owner of Fasemex, will be retained as Vice President of Operations of the Company and will be responsible for overseeing operations of the Mexico facility. Mr. Gil will also join FreightCar America’s board of directors later this month. Mr. Gil has 30 years of experience in manufacturing, primarily in the railcar industry. He was previously part of the successful greenfield startups and managed operations for two of FreightCar America’s primary competitors. He was also the former Chief Executive Officer of Grupo Industrial Monclova, a leading industrial consortium that specializes in manufacturing for the industrial, energy, and mining industries.

Recapitalization Plan to Support Future Growth

FreightCar America has entered a new $40 million secured term loan credit agreement with a global investment management firm, with funding subject to the satisfaction of certain conditions. Following the closing of the transaction, the Company expects to have a stronger balance sheet and ample liquidity to drive its growth strategy and complete the buildout of its Castaños production line expansion. The new credit agreement includes the issuance of a warrant to the Lender to purchase up to 23% of the Company’s outstanding common stock at a future date (after giving effect to such issuance), at a strike price equal to $0.01 per share. The term loan will be secured by a first lien on all assets other than working capital assets and will have a term ending five years following funding of the loan. Funding of the term loan is subject to the approval by FreightCar America’s stockholders of the issuance of the common stock issuable upon the Lender’s future exercise of the warrant. The secured loan agreement and the issuance of the warrant were unanimously approved by the Company’s board of directors.

FreightCar America will host a virtual special meeting of stockholders to consider and vote upon a proposal to approve the issuance of up to 23% of its issued and outstanding common stock issuable upon the exercise of the warrant in accordance with Nasdaq Listing Rules 5635(b) and 5635(d). That meeting will be held in a virtual format only, via live webcast on the Internet, by late November 2020. Following stockholder approval, a representative of the Lender will be added to FreightCar America’s board of directors.

Special Call & Webcast Information

The Company will host a conference call and live webcast on Tuesday, October 20, 2020 at 8:30 a.m. (Eastern Daylight Time) to discuss today’s announcements. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call, available on the Company’s website at:

Event URL: http://public.viavid.com/index.php?id=142096

Interested parties may also participate in the call by dialing 877-407-0789 or 201-689-8562 and should use conference code 13712254. Please dial in approximately 10 to 15 minutes prior to the start time of the call to ensure your participation. An audio replay of the conference call will be available beginning at 11:30 a.m. (Eastern Daylight Time) on Tuesday, October 20, 2020 until 11:59 p.m. (Eastern Daylight Time) on Tuesday, November 3, 2020. To access the replay, please dial 844-512-2921 or 412-317-6671. The replay pass code is 13712254. An audio replay of the call will be available on the Company’s website within two days following the earnings call.

About FreightCar America

FreightCar America, Inc. manufactures a wide range of railroad freight cars, supplies rail car parts and leases freight cars through its FreightCar America Leasing Company subsidiaries. FreightCar America designs and builds high-quality rail cars, including bulk commodity cars, covered hopper cars, intermodal and non-intermodal flat cars, mill gondola cars, coil steel cars, boxcars, coal cars and also specializes in the conversion of rail cars for repurposed use. It is headquartered in Chicago, Illinois and has facilities in the following locations: Cherokee, Alabama; Castaños, Mexico; Johnstown, Pennsylvania; and Shanghai, People’s Republic of China. More information about FreightCar America is available on its website at www.freightcaramerica.com.

Forward-Looking Statements

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: risks relating to the potential financial and operational impacts of the COVID-19 pandemic; the Shoals facility, including the facility not meeting internal assumptions or expectations and unforeseen liabilities from Navistar; the risk that our stockholders may not approve the issuance of the warrant or that the term loan may not be funded; the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and other competitive factors. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

Important Information

This material may be deemed to be solicitation material in respect of the special meeting to be held in the near future. In connection with the special meeting, the Company will file a preliminary proxy statement with the United States Securities and Exchange Commission (the “SEC”) and will file a definitive proxy statement with the date and time of such meeting as soon as possible thereafter. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING. The definitive proxy statement will be mailed to stockholders who are entitled to vote at the special meeting. Stockholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to the Company’s Vice President Finance, Chief Financial Officer, Treasurer and Corporate Secretary. In addition, the definitive proxy statement will be made available free of charge at the SEC’s website, www.sec.gov.

Investor & Media Contact

Alpha IR Group
Joe Caminiti or Elizabeth Steckel
312-445-2870
RAIL@alpha-ir.com